ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

*040104*

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

| Filed in the office of | Document Number 20140683504-63 |
|---|---|
| Ross Miller<br>Secretary of State<br>State of Nevada | Filing Date and Time 09/24/2014 6:04 PM |
| | Entity Number E0492042014-8 |

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** KILLER WAVES HAWAII, INC

**2. Registered Agent for Service of Process:** (check only one box)

[X] Commercial Registered Agent: CORPORATE DIRECT, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

Number of shares *with par value:* 100000000 | Par value per share: $ 0.001 | Number of shares *without par value:* 0

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) GORDON LETT
Name
2248 MERIDIAN BLVD STE H | MINDEN | NV | 89423
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

**5. Purpose:** (optional; required only if Benefit Corporation status selected)

*The purpose of the corporation shall be:* ANY LEGAL PURPOSE

**6. Benefit Corporation:** (see instructions) [ ] Yes

**7. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.**

GORDON LETT
Name

X GORDON LETT
**Incorporator Signature**

2248 MERIDIAN BLVD STE H | MINDEN | NV | 89423
Address | City | State | Zip Code

**8. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity.*

X CORPORATE DIRECT, INC.
**Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity**

9/24/2014
Date

*This form must be accompanied by appropriate fees.*

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

***CONTINUED***

***Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators***

| | |
|---|---|
| **ENTITY NAME:** | KILLER WAVES HAWAII, INC |

| | |
|---|---|
| **FOREIGN NAME TRANSLATION:** | Not Applicable |

| | |
|---|---|
| **PURPOSE:** | ANY LEGAL PURPOSE |

| | |
|---|---|
| **REGISTERED AGENT NAME:** | CORPORATE DIRECT, INC. |
| **STREET ADDRESS:** | Not Applicable |
| **MAILING ADDRESS:** | Not Applicable |

| **ADDITIONAL** | **Par Value Stock** |
|---|---|
| Number of Shares: 25000000 | |
| Par Value: 0.001 | |

# KILLER WAVES HAWAII, INC.

ATTACHMENT OF ADDITIONAL
ARTICLES OF INCORPORATION

**ARTICLE THREE (CAPITAL AND AUTHORIZED STOCK)**

The aggregate number of shares that the Corporation will have authority to issue is One Hundred Ten Million (125,000,000) of which One Hundred Million (100,000,000) shares will be common stock, with a par value of $0.001 per share, and Twenty-Five Million (25,000,000) shares will be preferred stock, with a par value of $0.001 per share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

a. The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;
b. Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;
c. The amount payable upon shares in the event of voluntary or involuntary liquidation;
d. Sinking fund or other provisions, if any, for the redemption or purchase of shares;
e. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
f. Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and,
g. Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if

any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease nor exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.

**ARTICLE EIGHT (LIABILITY OF DIRECTORS AND OFFICERS)**

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

a. acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or
b. the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Article Eight will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

**ARTICLE NINE (ACQUISITION OF CONTROLLING INTEREST)**

The Corporation elects to not be governed by NRS 78.378 to 78.3793, inclusive.

**ARTICLE TEN (COMBINATIONS WITH INTERESTED STOCKHOLDERS)**

The Corporation elects to not be governed by NRS 78.411 to 78.444, inclusive.

**ARTICLE ELEVEN (INCREASING OR DECREASING SHARES OF ISSUED STOCK)**

To the fullest extent allowed by NRS 78.2055, the Board of Directors, without requiring approval of the shareholders, may increase or decrease the number of issued and outstanding shares of common or preferred stock, so long and the increase or decrease is applied proportionally to any class of stock so increased or decreased.

**ARTICLE TWELVE (INDEMNIFICATION)**

a. Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed by action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorney's fees and disbursements) that he or she incurs in connection with such action or proceeding.
b. Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Article Twelve, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.
c. Non-exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred by this Article Twelve are not exclusive of any other rights that an Indemnitee may have or acquire under any statue, bylaw, agreement, vote of stockholders or disinterested directors, the Certificate of Incorporation or otherwise
d. Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the request as a director, officer employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement or expenses from such other entity.
e. Advancement of Expenses. The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding from which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.